Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-73147 and 333-49580) pertaining to the Korn/Ferry International Performance Award Plan of our report dated June 20, 2002, with respect to the consolidated financial statements and financial statement schedule of Korn Ferry International as of and for the year ended April 30, 2002, included in the Company’s Annual Report (Form 10-K) for the year ended April 30, 2002.

/s/    ERNST & YOUNG LLP

Los Angeles, California
July 26, 2002